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# MVP Kids

We are launching Robo Builders™, a 52-episode animated streaming series to entertain and build character—expanding a proven brand into a multi-platform franchise with global entertainment giant, Toonz Media, award-winning creative agency, BLKBX, and renowned kids' storyteller, John Semper.


mvpkids

$21 minimum investment

Ask me anything...

DEADLINE: January 29, 2027

DEADLINE: January 25, 2021

in 3 months

SHARE PRICE

$1.50

TOTAL RAISED ON NETCAPITAL

$16,169

TOTAL RAISED THIS ROUND

$16,169

VALUATION THIS ROUND

$9,133,160

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Reg CF offering provided by Netcapital Funding Portal Inc.

Pitch Updates Discussion

## INTRODUCTION

**For nearly a decade, MVP Kids® has inspired children through books, curriculum, puppets, and products used in 1,000+ classrooms, Chick-fil-A kids' meals, and on Costco shelves.** We're raising capital to launch a franchise that entertains, educates, and empowers— without hidden agendas. Just laugh-out-loud adventures and fun with meaningful impact.

Now, we're going global with Robo Builders™—a 52-episode animated streaming series created with

entertainment collaborators:

- **John Semper** (Spider-Man: The Animated Series, Weather Hunters, Fraggle Rock)
- **Toonz Media Group** (leading global animation producer and distributor) (XMen, Wolverine, Gummy Bears & Friends)
- **BLKBX Originals** (award-winning creative and marketing agency) (Sonic the Hedgehog, Marvel, Netflix originals)

# Toonz Media Group has committed to match what we invest in the franchise up to $2.5M.


mvpkids
mvpkids Studios
TOONZ MEDIA GROUP
BLKBX Originals

**MVP Kids**
Intellectual property and content creation
www.MVPKids.com

**Toonz Media Group**
Animation, production, content creation, and distribution
www.Toonz.co

**BLKBX Originals**
Conceptualization, production, commercialization, marketing, and advertising
www.BLKBXcg.com

**John Semper**
Children's writer, producer, show runner, and franchise builder
www.johnsemper.com

By investing, you become part of a mission to shape the next generation—owning equity in a franchise with what we believe has the heart of Sesame Street, the reach of Bluey, and the commercial potential of Paw Patrol. This is your moment to join a purpose-driven movement and a business positioned for lasting global impact.

| **Investment Tiers** | | | **Shares of Stock** | **Special Gifts* (cumulative with each level)** |
|---|---|---|---|---|
| $ 21 |  | **Friend of the Journey** | 14 | A heartfell thank you! |
| $ 102 |  | **Heartwarming Hero** | 68 | Social media mention + *We're More Alike than Different* book |
| $ 252 |  | **Kindness Champion** | 168 | MVP Kids puppet of your choice |
| $ 501 |  | **Courageous Creator** | 334 | Limited edition MVP Kids *Robo Builders* t-shirt |
| $ 1,002 |  | **Character Partner** | 668 | Name featured on *Robo Builders* website |
| $ 5,001 |  | **Virtue Visionary** | 3,334 | Credit on the pilot + sneak preview access |
| $ 10,002 |  | **Champion Builder** | 6,668 | Signed limited-edition *Robo Builders* print |

| | | | | |
|---|---|---|---|---|
| |  | | | |
| $ 25,002 |  | **Legacy Architect** | 16,668 | Invitation to private Hollywood *Robo Builders* premier with partners |
| $ 50,001 |  | **Series Advisor** | 33,334 | Series Advisor<br>Personal Credit on Series Pilot as a Producer |
| *Note - The special gifts will be handled by MVP Kids directly with each investor. | | | | |

## SUCCESS TO DATE

# Actively working with Toonz Media, John Semper, and BLKBX Originals.

**Other successes include:**

- 85+ published titles & 16 fully developed characters
- Adopted by 1,000+ classrooms & 150+ Head Start program
- National retail presence in Costco & Chick-fil-A promotions
- Follow us on Instagram, Facebook, and YouTube

MVP Kids coming to TV with John Semper's legendary storytelling. Coming soon to screens worldwide.

Toonz CEO shares his excitement about MVP Kids Animated series and global merchandising franchise.

BLKBX Originals President shares what drew them in and why they are committed to MVP Kids.

MVP Kids – Robo Builders Teaser - 52 Episodes of Adventure, Friendship, and Heart.

## PROBLEM

Parents and educators face a flood of children's content that is either agenda-driven or mindless laughs—making it hard to find safe, engaging entertainment that builds character, virtue, and life skills.

## SOLUTION

MVP Kids is an entertainment ecosystem combining proven and fun storytelling with John Semper, entertainment giant Toonz Media, and our sixteen relatable MVP characters growing up alongside the audience.

**Our vision is that every child has trusted friends in MVP Kids® through our streaming series, puppets and games, books and curriculum, apps, and merchandise.** Our kids inspire character, friendship, conflict resolution, emotional intelligence, and unity while building mental health resilience and support parents and educators in our commitment to raise Real MVPs®. Our kids are our legacy and our future.

## BUSINESS MODEL

### Current Revenue Streams:

- Educational curriculum (in schools and at home (ages birth to G1)
- Books, puppets, and games

### Expected Additional Revenue Streams with launch of Robo Builders series:

- Streaming & ad-supported content
- Licensing & merchandising (toys, apparel, publishing, theme parks)
- Mobile apps & gaming (Roblox, app store)
- Music, podcasts, short-form video monetization

## MARKET

## MVP Kids' cross-platform, multi-language approach positions us to capture market share across multiple high-growth sectors totaling **more than $1 trillion.**

- **Television + Streaming:** $728B in 2025, projected 3.0% CAGR 2025-2030
- **Toys & Games:** $133B in 2025, projected 2.4% CAGR 2025-2030
- **Video Games:** $299B in 2025, Projected 12.2% CAGR 2025-2030
- **Mobile Apps:** $282B in 2025, projected 14.3% CAGR 2025-2030
- **Publishing:** $82B in 2024, projected 4.9% CAGR 2025-2030
- **Education:** $2.5T in 2023, projected 12.5% CAGR 2024-2030

## PRESS

- **MVP Kids**
  Toonz Media Joins Forces with BLKBX Originals and MVP Kids
- **Go Fund Yourself** (coming soon)

## MEET THE TEAM

## MVP Kids

**Mel Sauder**

MVP Kids Founder & President

LinkedIn

Visionary leader behind MVP Kids' business plan, Intangible Property (IP), growth, partners, and LUV™ Framework.

## Who We're Working With

## John Semper

JohnSemper.com

Legendary Hollywood writer - Robo Builders Creator and Lead Writer (Projects and samples)

## Jayakumar P

CEO, Toonz Media Group

LinkedIn

Toonz Media is Partner in MVP Kids Studios - Global animation and content distribution leader with multi billion viewership reach (Projects and samples)

## Frank Donner

LinkedIn

BLKBX Originals President & Co-Head of Content - BLKBX Originals is Partner in MVP Kids Studios – (Projects and samples)

## Emerson Machtus

LinkedIn

BLKBX Originals Vice President & Co-Head of Content - BLKBX Originals is Partner in MVP Kids Studios – (Projects and samples)

**Tom Balliett**

LinkedIn

Strategic Marketing Advisor – Consumer and entertainment marketing and branding expert

### Michon Henegar

LinkedIn

MVP Kids Curriculum Trainer & Developer – Trainer and Developer of award-winning educational content (www.MyBrainCoach.com)

## USE OF PROCEEDS

If the offering's maximum amount of $200,001 is raised:

| Use | Value | % of Proceeds |
|---|---|---|
| Marketing | $25,000 | 12.5% |
| Robo Builders Series | $165,201 | 82.6% |
| Intermediary fees | $9,800 | 4.9% |

## TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Class C, under registration exemption 4(a)(6), in MVP Kids Media, Inc.. This offering must reach its target of at least $10,000 by its offering deadline of January 29, 2027 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

6,222,107 shares

× $1.50 per share

$9,333,161 implied valuation

## FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

## SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

All SEC filings related to this offering are available here:

- Form C on September 19, 2025
- Form C/A on December 3, 2025
- Form C/A on February 25, 2026

- Form C/A on May 1, 2026
- Form C/A on July 30, 2026

## UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

## MORE INFO

If MVP Kids has presented in any webinars during the offering period, you may access them here

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